Exhibit 99.1

NEULION ANNOUNCES THE CLOSING OF ITS PREVIOUSLY ANNOUNCED ACQUISITION OF TRANSVIDEO

PLAINVIEW, NY - (Marketwire – October 1, 2010) - NeuLion, Inc. (TSX: NLN) (the “Company”), an end-to-end IPTV service provider of live and on-demand sports, international and variety programming over the Internet , Charles B. Wang, the Chairman of the Board of Directors of the Company, and AvantaLion LLC (“AvantaLion”), a company controlled by Mr. Wang, announced today the closing of NeuLion’s previously announced acquisition of all of the issued and outstanding shares of TransVideo International Ltd. (“TransVideo”), in exchange for 22,000,802 common shares of the Company (the “Common Shares”).  TransVideo is one of China’s largest IPTV technology providers and a manufacturer of set top boxes utilized by the Company.  The acquisition was approved by the shareholders of the Company on September 27, 2010.  The former TransVideo shareholders currently own approximately 14% of the Company.

Of the 22,000,802 Common Shares issued in connection with the transaction, 17,820,650, or 81%, of the Common Shares were issued to AvantaLion, a former TransVideo shareholder.  After giving effect to the TransVideo acquisition and assuming the conversion of the Company’s Class 3 Preference Shares into Common Shares on a one-for-one basis, as of October 1, 2010, Mr. Wang owns, directly and indirectly, 30,099,960 Common Shares, or 19.3% of the total outstanding shares of the Company, excluding 39,160,894 Common Shares beneficially owned by Nancy Li, Mr. Wang’s spouse, as to which Mr. Wang disclaims beneficial ownership.  Of such 30,099,960 Common Shares, 27,820,650 Common Shares, or 17.8% of the total outstanding shares of the Company assuming such a conversion, are owned through AvantaLion.

TransVideo has achieved considerable success in the IPTV sector through its customer relationships with clients CCTV, various provincial governments in China and the Chinese Ministry of Sports in bringing opportunities and a largely enhanced TV experience to subscribers.  Together as IPTV leaders, TransVideo and NeuLion have enabled hundreds of successful IPTV services around the world.  This acquisition gives NeuLion a strong foothold in the rapidly expanding Chinese marketplace and will provide both companies’ existing and future clients the ability to leverage their combined expertise.  By leveraging their global reach and highly scalable deployment, they anticipate continuing to thrive as the world shifts to a more highly engaged, digital marketplace.

About NeuLion

Based in Plainview, NY, Sanford, Florida and Toronto, Ontario, NeuLion (TSX: NLN) works with content partners to develop end-to-end solutions for multimedia IPTV services.  The NeuLion IPTV Platform encodes, delivers, stores and manages an unlimited range of multimedia content and the Operational Support System (OSS) maintains all billing and customer support services.  Content partners are responsible for content aggregation and the sales and marketing for the individual IPTV service.  The Company ranks as a world leader in customer/partner relationships with sports, international and specialty television content partners including, in sports, the NHL, the NFL, MLS, NCAA Division I schools and conferences and, in respect to international television aggregators and networks, KyLinTV (Chinese), ABS-CBN (Filipino), Talfazat and Talfazat-ART (Arabic), TV-Desi (South Asian) and Sky Angel (Christian).  Customer/partner content can be viewed by way of the Internet on PCs and mobile devices and on the television through the Company’s IPTV set top box.

Forward-Looking Statements

Certain statements herein are forward-looking statements and represent the Company’s current intentions in respect of future activities.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties. Forward-looking statements can by identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions.  Forward-looking statements involve significant risk, uncertainties and assumptions.  Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, the Company cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  the inability of TransVideo and the Company to integrate their businesses or to realize expected synergies of the transaction; general economic and market segment conditions; competitor activity; product capability and acceptance rates; technology changes; and international risk and currency exchange.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the Company’s most recent annual MD&A filed on www.sedar.com as well as in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed on www.sedar.com and available on www.sec.gov.

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Press Contact:
Jennifer Powalski
Corporate Communications
+1-516-622-8334
jennifer.powalski@neulion.com

Investor Relations Contact:
G. Scott Paterson
Vice Chairman
+1-416-368-6464
scott.paterson@neulion.com